                                                                    Exhibit 10.2
                                                                    ------------

                               DATED 6 MARCH 2002
                               ------------------




                    FU CHEONG INTERNATIONAL HOLDINGS LIMITED

                                       and

                                  HO WING HUNG

                                SERVICE AGREEMENT

                                      INDEX

Parties .........................................................   1

Recitals ........................................................   1

Clause No

1.  Interpretation ..............................................   1
2.  Appointment .................................................   2
3.  Duties ......................................................   3
4.  Outside Interests ...........................................   4
5.  Remuneration and Expcx3ses ..................................   4
6.  Sick Leave Entitlements .....................................   5
7.  Retirement Fund Scheme Participation ........................   6
8.  Holidays ....................................................   6
9.  Confidentiality .............................................   7
10. Copyright and Inventions ....................................   7
11. Restrictive, Covenants ......................................   8
12. Termination .................................................  12
13. Effect of Termination .......................................  12
14. Indemnity ...................................................  12
15. Effect of Reconstruction ....................................  13
16. Entire Agreement
13  Effect of Termination .......................................  12
17. Prior Agreements ............................................  13
18. Service of notice etc .......................................  13
19. Assignment ..................................................  14
20. Proper Law and ..............................................  14


THIS AGREEMENT is made on 6 March 2002

BETWEEN
(1) FU CHEONG INTERNATIONAL HOLDINGS LIMITED, a company incorporated under the Compliance, Law (Revised) of the Cayman Islands as an exempted company the registered office of which is at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 26SIGT, (George Town, Grand Cayman, British West Indies and whose address for service is at Unit 2, 34th Floor, Cab le TV Tower, 9 Hoi Shing Road, Tuen Wan, New Territories, Hong Kong (the "Company"); and

(2) HO WING HUNG of Flat B, 11th Floor, Block 5, Grand Pacific Views, Palarial Coast, Siu Lam, Tuen Mun, New Territories, Hong Kong (the "Executive").


RECITAL

         The Company has agreed to employ and the Executive has agreed to serve the Company as an executive director of the Company on the terms and conditions set out below.

NOW IT IS AGREED as follows:


1.1 In this Agreement, unless the context otherwise requires: "this Agreement" means this Agreement as may from time to time be amended, modified or supplemented pursuant to Clause 16.2;

      "Associates"
         shall have the meaning as defined in the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited;

      "Board"
         means the Board of Directors of the Company from time to time;

      "Commencement Date"
         means 1 August 2001;

      "Group"
         means the Company and any company which is for the time being a subsidiary or an Associate of the Company (excluding, except in relation to Clause11, the holding company of the Company and any Associate of such holding company if the Company has an attributable interest of less than 35 per cent. of the issued share capital of such Associate);

      "Hong Kong"
         means the Hong Kong Special Administrative Region of the People's Republic of China;

      "month"
         means calendar month;

      "Salary"
         means the salary payable to the Executive pursuant to Clause 5. 1;

      "Subsidiary"
         shall have the meaning ascribed thereto in section 2 of the Companies Ordinance, Chapter 32 of the laws of Hong Kong;

      "Term"
         means the period from the Commencement Date until its expiry or termination pursuant to Clause 2 or 12;

      "working day"
         means Monday to Saturday, a Saturday being reckoned as a half working day, in each case except where such day falls on a statutory holiday.

1.2      In this Agreement:

         (a) references to Clauses and Sub-Clauses in this Agreement are respectively to clauses and sub-clauses of this Agreement;

         (b) reference to any Ordinance, regulation or other statutory provision includes reference to such Ordinance, regulation or provision as may be modified, consolidated or reenacted from time to time;

         (c) unless the context otherwise requires, words denoting a singular number include the plural and vice versa, words denoting me gender include both genders and the neuter and words denoting a person include a corporation, sole proprietorship, firm, joust venture or syndicate and, in each case, vice versa; and

         (d) the rule known as ejusdem generis shall not apply, so that words and phrases in general terms following or followed by specific examples shall be construed in the widest possible sense and shall not be construed as limited or related to the examples given.

1.3 The headings in this Agreement are for ease of reference only and do not form part of this Agreement.

2.      APPOINTMENT
        -----------

2.1 The Company appoints the Executive and the Executive accepts his appointment as an executive director of the Company with the duties described in Clause 3 for an initial term of three years from the Commencement Date and expiring on 31 July 2004 renewable automatically for successive terms of one year each commencing from the day next after the expiry of the then current term of the Executive's appointment, unless terminated by not less than 3 months' notice in writing served by either party expiring at the end of the initial term of the Executive's appointment or at any time thereafter. The same terms as set out in this Agreement shall mutatis mutandis apply to any renewed term of appointment of the Executive, save as to ` the Salary, the applicable amount of which shall be such as may be prevailing in the immediately preceding term of this Agreement.

2.2 For the purposed only of section 6(2)(c) of the Employment Ordinance, and subject to Clause 12.2, the "agreed period" during the initial term and any renewed term of the Fxecutive'5 appointment hereunder shall be the unexpired period of the initial term and 3 months, respectively, and, where such unexpired period comprises 7 days or less, 7 days.

3.      Duties

3.1      The Executive shall during the Tem

         (a) serve the Company in the capacity of a director of the Company with such executive and Management responsibilities and duties with regard to the operations of the Group and the development and expansion of its business as the Board may reasonably direct;

         (b) unless prevented by ill health or engaged in businesses or offices in which the Executive is permitted to engage under Clause 4, devote a substantial part of his time, attention and abilities during normal business hours and such additional hours as may reasonably be requisite to administer, supervise and manage the business of the Group and use his best endeavors to promote the business interests and welfare of the Group and manage and supervise the business of the Group,

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         (c)      perform all such duties as shall be reasonably required by the
                  Board and carry out all lawful -and reasonable instructions of the Board and according to the best of his Skill ,and ability and in compliance with all resolutions and regulations from time to time, passed or made by the Board; and

         (d) at all times keep the Board promptly and fully informed of all matters relating to or in connection with the performance and exercise of his duties and powers under this' Agreement.

3.2 The Executive shall, if and so long as he is, requited by the Company and in consideration of the Salary but subject to the proviso in Clause 3.1, carry out the duties of his office on behalf of any member of the Group, act as director, officer or employee of any member of the Group and carry out such duties attendant on any such appointment of, if they were duties to be performed by him on behalf of the Company under this Agreement and, if so required by the Company, enter into such secondment agreement for such purpose with other members of the Group (m the same terms as this Agreement mutatis mutandis (so far as applicable and save as regards all entitlements to the Salary or other benefits whatsoever, which shall not apply).

3.3. The Company may from time to time and at say time assign any title to the Executive and any other duties to the Executive in addition to or in substitution of any title then held by the Executive (including, for the avoidance of doubt, that of a director) and the duties (if any) then assigned to him.

 3.4 The Executive shall work in any place in Hong Kong or any part of the world which the Board may require for the proper performance and exercise of his duties and powers under this Agreement.

4.    OUTSIDE INTERESTS
      -----------------

4.1 The Executive shall not at any time during the Term without the prior written consent of the Board be or become a director of any company (other than the Company or any other member of the Group) or be engaged concerned or interested directly or indirectly in any other business, trade or occupation.

4.2      Nothing in this Agreement shall prevent the Executive from:

         (a) being engaged, concerned or interested in any other business, trade or occupation with the prior written consent of the Board (such consent not to be unreasonably withheld), or which is disclosed in the Prospectus (to the extent of the activities disclosed); or

         (b) subject to the provisions of Clause 11.6(a) holding or being beneficially interested in any class of securities in my company if such class of securities is listed on a stock exchange and the relevant company does Dot carry on any business which competes in any way with the business of the Group.

4.3 The following provisions shall apply in relation to any application for consent under Clause 4.2(a);

         (a) the, Executive shall furnish to the Board a detailed statement of the exact nature of the business, trade or occupation in which he wishes to engage, the exact nature of the duties and obligations imposed on and the extent of commitment required of or to be assumed by him and the amount of time that he intends to devote and is likely to be devoted for such purpose;

         (b) if the Board is reasonably satisfied that the nature of the business trade or occupation in which the Executive wishes to be engaged is unlikely to compete with and that the time likely to be devoted by the Executive for such business trade or occupation is unlikely to adversely affect the business of the Group, consent shall be given by it to the Executive for his engagement in such business, trade or occupation;

         (e) the Executive shall (as a condition precedent to such consent) furnish to the Board an undertaking that the matter represented in the statement referred to in Clause 4.3(a) will at all times during the Term remain correct and, accurate and that he will not during the Term act in variance thereof

5.      RENUMERATION - EXPENSES
        -----------------------

5.1 In consideration of the performance by the Executive of his duties hereunder, the Company shall (subject to Clause 6.1) during the Term pay to the Executive a Salary of HK$50,000 for each month of the Term together with an additional payment Equivalent to one-month salary payable in or around January of each calendar year during the Term provided that if at the date of payment of such sum the Executive shall be employed by the Company for less than twelve (12) months, the amount of such payment shall be pro-rated accordingly subject to such increase as the Board may, subject to compliance with the provisions of the articles of association of the Company for the time being in force, determine from time to time in its absolute discretion Provided that such increase shall not exceed the percentage stipulated under C1ause, 5.3.

5.2 The Salary shall be payable in arrears an or before the last calendar day of every month during the Term or, if that is not a bank business day, on the immediately preceding bank business day. Such payment date may be varied by the Company from time to time but so that the Salary for a particular month shall not be paid later than the last day of that month.

5.3 The amount of the Salary will not be increased for periods prior to 31 July 2002 but will be reviewed-by the Company in or around April of each year during the Term. Any increase in Salary shall, unless specified by the Board, becorne effective for all periods after April of the year in which it is notified to the Executive. Such increase in Salary shall not exceed 15 per cent. per annum of the amount of Salary paid during the previous 12 month period.

5.4 The Executive shall be entitled to a management bonus in respect of each financial year of the Company after 31 December 2001 in an amount to be determined by the Board in its absolute discretion, provided that the total amount of bonuses payable to all the executive directors for the time being of the Company shall not exceed five (5) per cent, of the combined or, as the case relay be, consolidated audited net profit of the Group (after taxation and minority interests and the payment of such bonuses but before extraordinary items) for that financial year. Payment of such bonus shall be made on such date as the Board may resolve. The Executive may not vote on any solution of the Board regarding the amount of the management bonus payable to the executive directors.

5.5 The Executive may, at the directors of the Board, be granted share options entitling the Executive to subscribe for shares in the Company under any share option scheme from time to time adopted by the Company in accordance with the term and conditions of such share option scheme.

5.6 The Company shall pay to the Executive all reasonable expenses properly incurred by the Executive in connection with the performance of the duties of the Executive under this Agreement, and all reasonable expenses incurred by the Executive for gifts made to business associates or prospective business associates of the Group, in each case subject to such expenses being evidenced and vouched for in such manner as the Board may reasonably require.

5.7 In addition to the Salary, the Company shall also during the Term pay to the Executive personal allowances of HK$70,000 per month.


6.      SICK LEAVE ENTITLEMENTS
        -----------------------

6.1 The, Executive shall be entitled to his full Salary (if any) during periods of absence due to ill health or sickness properly vouched for in accordance with the reasonable requirements of the Board provided that the aggregate period of absence in any 12 month period does not exceed 120 working days.

7.       RETIRMENT FUND SCHEME PARTICIPATION
         -----------------------------------

7.1 The Executive shall be entitled during the Term to participate in and the Company shall procure that the Executive is offered participation in the Company's retirement or provident fund scheme (if any, and/or such other scheme as the same may from time to time be supplemental thereto or for the replacement thereof). The terms on which participation in such scheme (and/or such other scheme as aforesaid) shall he offered to the Executive shall be the same as those applicable to other employees of the Group.

7.2 For the purpose of section 32, Employment Ordinance, it is agreed that the Company may deduct from the Salary the amount of any contribution payable by the Executive under any scheme in which the Executive may elect to participate

8.      HOLIDAYS
        --------

8.1 The Executive shall during the Term be entitled to *d leave of absence of 45 working days (in addition to the usual public holidays) for every consecutive period of 12 months, which shall be taken by the Executive at such time or times as shall be mutually convenient to the, Executive and the Company. Accrued paid leave may be carried forward up to a maximum of 90 working days or, at the option of the Executive, a payment in lieu thereof to be calculated on the following basis be such other basis as the parties may reasonably agree shall be made to the
        Executive:

                P = D/N x S x 12

        where:

                P is the amount of the payment in lieu

                D is the number of working days of accrued leave which are not carried forward into the following year

                N is the total number of working days in the year
                S is the Salary at the end of the year in which the untaken leave accrued

8.2 The following arrangements shall apply whenever the Executive is required to travel outside Hong Kong in the performance of his duties under this Agreement:

         (a) ordinary class travel tickets shall be provided to the Executive;

         (b) full reimbursement shall be made to the Executive for meal expenses reasonably incurred by him;

         (c) full reimbursement shall be made to the Executive for all travel expenses reasonably incurred by him;

         (d) accommodation at an international class hotel shall be provided to the Executive and if ordinary class travel or international class hotel accommodation is unavailable to or at the city to which the Executive is required to travel, the business class of travel and accommodation available shall be provided to the Executive.

8.3 For the purposes of the Employment Ordinance, the "leave period" of the Executive shall end on 31 December of each year.

9.      CONFIDFNTIALITY
        ---------------

9.1 The Executive shall not at any time during or after the Term use, divulge or communicate to or cause or enable any third party (other than any officer or employee of any member of the Group whose province it is to know the same) to become aware of or use, take away, conceal, destroy or retain for his own or some other person's advantage or to the detriment of any member of the Group any secret, confidential or other information, including but not limited to any of the technological know how or information used or applied or which may be used or applied by the Group in relation to its business or potential business or which the Group has obtained from any third party on terms that restrict its disclosure or use, other confidential technical information, any of the trade secrets, clients' list, accounts, financial or trading information or other confidential or personal information which the Executive may receive or obtain in relation to the business, potential dealings or affairs of any member of the Group or any principal, joint venture partner, contracting party or client of the Group including any information regarding the products, services, research programme, projects or other technical data, know how or specifications, or the finances, proposals, contractual arrangements, principals, joint venture partners, contracting parties, clients, employees or agents of any member of the Group, provided that the provisions of this Clause shall not apply to any information or material which is in the public domain other than as a result of any unauthorized disclosure.

10.      CONFIDENTIALITY
         ---------------

10.1 In consideration of the Salary payable to the Executive under this Agreement, the Executive acknowledges that all rights of copyright, design, trade and service marks which result from or are suggested by anything arising in the course of or in connection with hiss employment under this Agreement (in particular but without limitation rights rights to all concepts, designs, drawings, sketches, schemes, models and specifications) shall belong absolutely to the Company and the Executive hereby assigns the same to the Company by way of present and future assignment to hold the same unto the Company absolutely throughout all countries and places of the world.

10.2 If at any time during the Term the Executive shall either alone or jointly make, discover or acquire any business concept or idea, invention, discovery, design, copyright work, development, improvement, process and secret whatsoever or my interest therein (whether the subject of letters patent or not) which shall relate to or concern any of the services, products or methods of conducting business or the production of any matter whatsoever of or by any member of the Group or any of the clients of the Group (hereafter together referred to as an "Invention" or if details of any Invention shall be communicated to the Executive by any other employee of any member of the Group, then;

         (a) the Executive shall forthwith in writing communicate full details thereof including all necessary plans and models to the Board or as the Board may direct;

         (b) any Invention made or discovered by the Executive, or his share therein if made or discovered jointly shall belong to and be the absolute property of the relevant member of the Group;

         (c) at the request of the relevant member of the Group and both during the Term and after its expiry or termination the Executive shall at the expense of that member of the Group or its nominee as part of his duties under this Agreement join with and assist that member of the Group or its nominee in obtaining and/or renewing letters patent, copyright, design and or trade or service mark registration or other like protection in such countries as the Board may direct for any Invention and shall execute such deeds and documents and carry out such acts as may be necessary for vesting in that member of the Group or its nominee as the case way be the sole beneficial right in any Invention;

         (d) none of the members of the Group shall be under any liability to account to the Executive for any revenue or profit derived or resulting from any Invention.

10.3 The Executive hereby irrevocably and by way of security appoints each Executive of each member of the Group from time to time to be his attorney and in his name and on his behalf to do and execute any such act or instrument as may be necessary for the purpose of implementing the provisions of this Clause 10. The Executive agrees to confirm and ratify all such acts and instruments,

11.     RESTRICTIVE  COVENANTS
        ----------------------

11.1 The Executive covenants with and undertakes to the Company that he shall not and that he will procure, that none of his Associates will;

(a) at any time during the Term or within 12 months from the date of the expiry or the sooner determination of the Term in any part of the world either alone or jointly with or as manager or agent for any person, firm or company directly or indirectly and whether or nut for gain:

         (i) engage, employ or solicit for employment by any person in any business any employee, forms employee, agent or former agent of any member of the Group (save and except former employees whose employment with the Group has been terminated for a period of not less than one year prior of their engagement by the Executive); or

         (ii) be interested in any project or proposal on behalf or for the benefit of any person who within 12 months prior to the expiry or sooner determination of the Term is a principal, joint venture partner, contracting party or client or a potential principal, joint venture partner, contracting party or client of the Group or an Associate of any of the foregoing and, for this purpose, a potential principal, joint venture partner, contracting party or client is any person to whom the Group has made, a proposal or presentation with a view to securing appointment as a consultant or the provision of services of the Group, co-operation for a business venture or undertaking the entering into of any material contract for the development of the Group's business or instructions for an assignment;

         (iii) be interested in any project or proposal for the acquisition, turning to account development of or investment in:

                  (aa) any business or asset in which any member of the Group was during the Term considering to acquire, take to account, develop or invest, unless the Group shall have decided against such acquisition, turning to account development or investment or invited the Executive or his Associates in writing to participate in, or consented in writing to the Executive or his Associates' acquisition, turning to account or development of or investment in, such business or asset; or

                  (bb) any asset of any member of the Group, unless such asset is offered by the relevant member of the Group for sale to, turning to account or development by third par-ties; or

         (iv) be engaged or interested in or concerned with the business of the manufacture and sale of printed circuit boards or any other principal businesses carried on from time to time by any member of the Group during the Term;

(b) at any time after the expiry of the Term or its sooner determination use for any purpose whatsoever the name or trading style of any member of the Group in Hong Kong and the People's Republic of China or any other part of the world or respect himself or themselves as carrying on or continuing or being connected with any member of the Group or (where applicable) any of its shareholders or their respective business.

11.2 Since the Executive has obtained and is likely to obtain in the course of his employment hereunder Trade Secrets and other Confidential Information and since the Executive has and is likely to obtain during the course of his employment hereunder personal knowledge and influence over principals, joint venture partners, contracting parties, clients, staff, officers and agents of the Group, the Executive hereby agrees with the Company that in addition to the restriction contained in Clause 9 he will not at any time during or for a period of two years after the expiry of the Term or its sooner determination use either on his own account or for others or partly for himself and partly for others or to the detriment of any member of the Group such Trade Secrets or other Confidential Information, save in each case with the prior written consent of the Company.

11.3 The Company hereby covenants with and undertakes in favour of the Executive that neither it nor any member of the Group will after the expiry of the Term or its sooner determination use the Executive's name or represent that the Executive is carrying on or continuing to be or being connected with any member of the Group or their businesses whether in Hong Kong, the People's Republic of China or elsewhere.

11.4     For the purposes of Clause 11. 1:

         (a) "employee" includes any staff of any of the subcontractors of any member of the group or any successor thereof; and

         (b) "assets" include intellectual property rights and know-how of all forms and description that are related to any of the principal businesses carried on from time to time by any member of the Group during the Term and all licences and rights to use or apply any such rights or know-how.

11.5     For the purposes of Clause 1 1.2:

         (a) "Trade Secrets" means trade secrets including knowledge of and know-how in connection with the Group or any of its products, businesses or proposed products or businesses and which are so confidential as to require protection as trade secrets; and

         (b)      "other Confidential Information" means:

                  (i) any information imparted to the Executive on the express basis that it is confidential; and

                  (ii) any other information or knowledge received or obtained by the Executive which if used, divulged or communicated to any person other than in accordance with Clause 9 would have infringed the restriction in that Clause.

11.6 Nothing in this Clause 11 (other than Clauses 11.2 and 11.7) shall apply to;

         (a) the direct or indirect holding of any securities listed on a stock exchange where the total voting rights exercisable at general meetings of the company concerned as represented by such holding do not exceed 5 per cent. of the total voting rights attaching to the securities of the same class as that held by the Executive and/or his Associates, Provided That neither the Executive nor any of his Associates participate in or are otherwise involved in the management of the company; or

         (b) the holding by the Executive or any of his Associates of any securities of the Company or its holding Company.

11.7 Executive warrants to and in favour of the Company that save through his interests and the interests of his Associates in the Company or his employment by the Company pursuant to this Agreement neither he nor any of his Associates is on the date of his Agreement engaged or interested in or is concerned with in

Hong Kong and the People's Republic of China or elsewhere ally of the specific businesses referred to in Clause 11.1(a)(iv). The warranty contained in this Clause shall be deemed repeated by the Executive every day during the Term.

11.8 While the restrictions contained in this Clause 11 are considered by the parties to be reasonable in all the circumstances it is agreed that if any one or more of such restrictions shall either taken by itself or themselves together be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate business of the Group but would he adjudged reasonable if any particular restriction or restrictions, were deleted or if any part or parts of the wording thereof were deleted, restricted or limited in a particular manner, then the restriction contained in this Clause 11 shall apply with such deletion, restriction or limitation as the case may be.

11.9 In the event of and notwithstanding the expiry of the Term or its sooner determination, each of the parties covenants with and undertakes to the other of them that it or he will at all times and in all respects continue to observe and comply with the provisions of this Clause I 1 during the time periods stipulated in this Agreement.

12.     TERMINATION
        -----------

12.1 The Company may forthwith terminate the appointment of the Executive under this Agreement prior to the expiry of the Term by service of a notice in writing to such effect to the Executive if:

         (a) the Executive shall be disqualified to act as a director of any member of the Group under any applicable law or rules of any stock exchange;

         (b) the Executive shall be guilty of any dishonesty, gross misconduct or willful negligence of duty or shall commit any continued material breach of the terms of this Agreement after written warning (other than a breach which being capable of remedy shall be remedied by the Executive to the satisfaction of the Board within 30 days upon his being called upon to do so in writing by the Board);

         (c) the Executive shall be guilty of conduct likely to bring himself or any member of the Group into disrepute;

         (d) the Executive shall become bankrupt or make any arrangement or composition with his creditors or has a receiving order made against him;

         (e) any company (other than a member of the Group) in which the Executive is a director or a direct or indirect shareholder goes into liquidation or becomes insolvent or suffers the presentation of a winding up petition or analogous proceedings brought against it;

         (f) the Executive is convicted of any criminal offence (other than an offence which in the reasonable opinion of the Board does not affect his position in the Company);

         (g) the Executive persistently refuses to carry out any reasonable lawful order given to him in the course of his employment or persistently fails diligently to attend to his duties hereunder; or

         (h) the Executive shall during the Term be absent (other than during periods of holiday) for an aggregate period of 120 working days;

         (i) there is any material or persistent deviation by the Executive from any matter or circumstances represented by him in the statement referred to in Clause 4.3(a); or


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         (j)      the Executive is in material breach of any of the terms of of the undertaking referred to in Clause 4.3(c).

12.2 The Company may, if it is advised that it is not entitled under the Employment Ordinance to terminate this Agreement by immediate notice pursuant to Clause 12.1, terminate this Agreement upon the occurrence of any of the event, specified in that Clause by 7 days' notice in writing served on the Executive and, in such event, the "agreed period" for the purpose of section 6(2)(c) of the Employment Ordinance shall he 7 days.

12.3 The Executive shall have no claim against the Company for damages or otherwise by reason of termination under this Clause 12 and no delay or forbearance by the Company in exercising any such right of termination shall constitute a wavier of that right.

13.     EFFECT OF TERRMINATTON
        ----------------------

13.1 All documents, records, correspondence, client lists, accounts, statistics, equipment or other property relating to the businesses or affairs of any member of the Group (including all those items referred to in Clause 9 kept in the possession or under the control of the Executive and all copies thereof or extracts therefrom made by or on behalf of the Executive shall be and remain the property of the relevant member of the Group and shall be delivered up to the Company upon the expiry of the Term or its sooner determination.

13.2 If the Executive is at any time appointed a. director of any member of the Group, he shall on or after the expiry of the, Term or its sooner determination resign in writing from any office field by him as such director and from all other offices held by him with any member of the Group and to execute an acknowledgment under seal to the effect that he has no claims against the Company or any other member of the Group (as the case may be) for compensation for loss of office or otherwise.

13.3 The Executive shall upon the expiry of the Term or its sooner determination transfer, without payment and in such manner as the Company shall require, all such shares in any of the Company's subsidiaries or associated companies as are held by him as nominee for any member of the Group.

13.4 In the event of the Executive failing to take any of the actions required to be taken by him under Clauses 13.2 or 13.3 forthwith on request by the Company, the Company is hereby irrevocably and by way of security appointed the attorney of the. Executive to appoint some person in the name of and on behalf of the Executive to sign, seal and deliver resignations to the relevant member of the Group and instruments of transfer of the relevant shares and to file such returns or take such other action as may be necessary or desirable under the Companies Law (2000 Revision) of the Cayman Islands, the International Business Companies Ordinance (Cap.291 of the laws of the British Virgin Islands), the Companies Ordinance, the Stamp Duty Ordinance and other applicable legislation. The Executive agrees to confirm and ratify such documents and acts.

14.     INDEMNITY
        ---------

14.1 The Company agrees to indemnify and hold harmless the Executive on demand from and against any and all losses, claims, damages, liabilities, and expense, including without limfttior4 any proceedings brought against the Executive, arising from the performance of his duties pursuant to or his appointment under this Agreement, so far as permitted by law, except in any case where the matter in respect of which indemnification is sought under this Clause was caused by the willful default or willful neglect of the Executive.

14.2 The Company shall if so required by the Executive during the Term take out and maintain for the benefit of the Executive an insurance policy against director's liability for such an amount and on such terms as to


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


         cover as the parties may reasonably agree, provided that the Company shall not be required to expend more than HK$2,5 00 per annum in payment of premiums on such policy.

15.     EFFECT OF RECONSTRUCTIQN
        ------------------------

15.1 The Executive acknowledges that if before, the expiration of the Term this Agreement is terminated by reason of the liquidation of the Company or the transfer of its business to another company for the purpose of reconstruction or amalgamation and he is offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on term and conditions which are both in form and substance no less favourable taken as a whole than the provisions of this Agreement he will have no claim against the Company in respect of such termination, provided that there is no change of business or control resulting from such reconstruction or amalgamation, otherwise the Executive shall be entitled to terminate this Agreement, but neither the Company nor the Executive shall have any claim in respect of such termination.

16.     ENTIRE AGREEMENT
        ----------------

16.1 This Agreement embodies all the terms and provisions of and relating to the employment of the Executive by the Company and/or by any member of the Group.

16.2 The terms of this Agreement may only be varied in writing by the parties hereto or their duly authorised agents.


17.     PRIOR AGREEMENTS
        ----------------

17.1 This Agreement is in substitution for and shall supersede all former and existing agreements or arrangements made orally or in writing for the employment of the Executive by any member of the Group, which shall be deemed to have been cancelled with effect from the date of this Agreement and no party shall have any claim in respect of any such superseded agreements or arrangements.

18.     SERVICE OF NOTICE ETC.
        ----------------------

18.1 Any notice, claim, demand, court process or other communication under this Agreement (collectively "communication" in this Clause 18) shall be in the English language and may be served or given personally or sent to the address (including cable address), telex or facsimile numbers (if any) stated after the relevant party name at the beginning of this Agreement or to such other address (which must be in Hong
         Kong), telex or facsimile numbers as may from time to time be notified in writing by one party to the other with specific reference to this Agreement, by the following means and the address of such communication shall be deemed to have received the same within the time stated adjacent to the relevant means of dispatch:

                Means of dispatch                      Title of deemed receipt

                Local mail or courier                  24 hours
                Telex                                  on dispatch
                Facsimile                              on dispatch
                Air courier/Speedpost                  3 days
                Airmail                                5 days

18.2 A communication served in accordance with Clause 18.1 shall be deemed sufficiently served and in proving service and/or receipt of a Communication it shall be sufficient to prove that such communication was left at the addressee's address or that the envelope containing such communication was properly


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


         addressed and posted or dispatched to the addressee's address or that the communication wag properly transmitted by telex, facsimile or cable to the addressee. In the case of communication by telefax, such communication shall be deemed properly transmitted upon the receipt by the machine sending the telex the telex answerback of the addressee; and in the case of facsimile transmission, such transmission shall be deemed properly transmitted an receipt of a satisfactory report of transmission printed out by the sending machine.

18.3 Nothing in this Clause 19 shall preclude the service of communication or the proof of such service by any mode permitted by law.

19.     ASSIGNMENT.
        ----------

19.1 Save as provided under Clause 3.2, none of the rights or duties of the Company or the Executive under this Agreement may be assigned, transfered, sub-contracted or delegated.

20.     PROPER LAND AND FORUM
        ---------------------

20.1 This Agreement shall in all respects be interpreted and construed in accordance with and governed by Hong Kong law and each of the parties hereto hereby irrevocably submits to the nonexclusive jurisdiction of the Hong Kong courts and waives all defences to my action arising hereunder brought in the courts of Hong Kong on the ground that such action is brought in an inconvenient forum.

         IN WITNESS whereof the parties hereto entered into this Agreement the day and year first above written.

SIGNED for and on behalf of

FU CHEONG INTERNATIONAL HOLDINGS LIMITED
By one of its directors

in the presence of

Witness to all the above signatures:

Witness' signature:

Witness' name-

Witness' address:

Witness' occupation:


SIGNED, SEALED and DELIVERED by

/s/ Ho Wing Hung

HO WING HUNG
in the presence of


Witness to all the above signatures.

Witness'  signature;



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



Witness' name:

Witness' address

Witness' occupation:




                                       15